UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to § 240.14a-12
Parlux Fragrances, Inc.

(Name of Registrant as Specified in its Charter)

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Information Concerning Participants
(Furnished pursuant to Rule 14a-12 of the Securities Exchange Act of 1934)
Participant Information:
Parlux Fragrances, Inc. (the “Company”) and its directors are participants in a solicitation in opposition to Glenn Nussdorf’s solicitation of consents to remove the Company’s board of directors and elect a slate of nominees proposed by Mr. Nussdorf. The directors may have interests in the solicitation by reason of their beneficial ownership of shares of common stock and warrants to purchase common shares of the Company and, in the case of Messers. Lekach and Buttacavoli, by virtue of various employment, compensation, severance and other agreements and arrangements with the Company. Set forth below is a list of each of the directors of the Company and the number (in parenthesis) of shares of common stock of the Company that are beneficially owned by each of these persons as of January 5, 2007 together with the number of warrants to purchase shares of common stock of the Company exercisable on or before March 9, 2007.
Directors:
Ilia Lekach; Chairman and Chief Executive Officer (2,563,320 shares and 1,600,000 exercisable warrants);
Frank A. Buttacavoli; Executive Vice President, Chief Operating Officer and Chief Financial Officer (150,000 shares and 720,000 exercisable warrants);
Glenn Gopman (40,000 shares and 54,000 exercisable warrants);
Ester Egozi Choukroun;
David Stone; and
Jaya Zader Zebede (20,000 shares).
Additional Information:
The Company will be filing a consent revocation solicitation statement shortly in connection with its solicitation opposing Mr. Nussdorf’s solicitation of written consents from stockholders. The Company’s stockholders are strongly advised to read the consent revocation solicitation statement when it becomes available, as it will contain important information. Stockholders will be able to obtain this consent revocation solicitation statement, any amendments or supplements thereto and any other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the consent revocation solicitation statement and any amendments and supplements thereto will also be available for free at the Company’s Internet website at www.parlux.com or by writing to Parlux Fragrances, Inc., 3725 SW 30th Avenue, Ft. Lauderdale, FL 33312. In addition, copies of these materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.